                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Braun Consulting, Inc. on Form S-8 of our report dated January 21, 2000, appearing in the Annual Report on Form 10-K of Braun Consulting, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
June 28, 2000